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                                                                      Exhibit 21


Subsidiaries*                                           Jurisdiction of
                                                       Incorporation or
Name                                                     Organization
----

LifeStyle Holdings Ltd.                                    Delaware
 Ametex U.K. Limted                                     United Kingdom
  Ametex Sarl                                               France
  Green & Kirk Limited                                  United Kingdom
  Herbert Green (Silsden) Ltd.                          United Kingdom
 The Berkline Corporation                                  Delaware
  Berkline Inc.                                             Quebec
 Dixie Furniture Company Incorporated                      Delaware
 Drexel Heritage Furnishings Inc.                          New York
  D-H Retail Space Inc.                                    Delaware
  Drexel Heritage Advertising, Inc.                        Delaware
  Drexel Heritage Home Inspirations, Inc.               North Carolina
 Hanhill (Great Britain) Limited                            England
 Henredon Furniture Industries, Inc.                    North Carolina
  Henredon Transportation Co.                           North Carolina
 Henry Link Corporation                                    Delaware
  Maitland-Smith Fine Furnishings Ltd.                     Hong Kong
   P.T. Maitland-Smith Indonesia                           Indonesia
 Intro Europe, Inc.                                     North Carolina
 LaBarge, Inc.                                             Michigan
 Lexington Furniture Industries, Inc.                   North Carolina
 LifeStyle Outlet Corp.                                    Delaware
 Link-Taylor Corporation                                   Delaware
 LFI Receivables Corporation                               Delaware
 LFI Servicing Corporation                                 Delaware
 Maitland-Smith, Inc.                                   North Carolina
  Maitland-Smith Asia Holdings Limited                      Vanuatu
   Cebu Agency Limited                                     Hong Kong
   Design Agency Limited                                   Hong Kong
   Maitland-Smith Ltd.                                     Hong Kong
   Maitland-Smith Cebu Inc.                               Philippines
   Maitland-Smith Pacific Ltd.                              Vanuatu
   Maitland-Smith Philippines, Inc.                       Philippines
    Mandaue Holdings Incorporated                         Philippines
   Perabut Bermutu (L) Bhd.                                 Labuan
 Ramm, Son & Crocker Limited                                England
 The Robert Allen Group, Inc.                              Delaware
 Robert Allen Fabrics (Canada) Ltd.                         Canada
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Subsidiaries*                                               Jurisdiction of
                                                           Incorporation or
Name                                                         Organization
----

 Robert Allen Fabrics of N.Y., Inc.                            Delaware
 Sunbury Textile Mills, Inc.                                   Delaware
 Universal Furniture Limited                                   Delaware
  Blue Mountain Trucking Corporation                          Mississippi
   Custom Truck Tires, Inc.                                   Mississippi
  Del Mar Furniture Industries (Singapore) Pte. Ltd.           Singapore
  H.K.T. (Malaysia) Sdn. Bhd.                                  Malaysia
  Hong Kong Teakwood Works Limited                             Hong Kong
  Hong Kong Teakwood Works (Singapore) Pte. Ltd.               Singapore
  Hong Kong Teakwood Works (Taiwan) Limited                     Taiwan
  Log and Timber Products (Singapore) Pte. Ltd.                Singapore
  Rigel Enterprises Limited                                    Hong Kong
  Shin Shin Wood Products Co. Ltd. -- 51%                       Taiwan
  Sterling Home Furnishings Pte. Ltd.                          Singapore
  Sterling Home Furnishings (Taiwan) Ltd.                       Taiwan
  Sterling Home Furnishings (Hong Kong) Ltd.                   Hong Kong
  Syarikat Malaysia Wood Industries Sdn. Bhd.                  Malaysia
  Teakwood Property Development Ltd.                           Hong Kong
  Teakwood (U.K.) Ltd.                                      United Kingdom
   Pilliod (U.K.) Limited                                   United Kingdom
   Universal Furniture Industries (U.K.) Ltd.               United Kingdom
   Universal Furniture Industries (Deutschland) GmbH            Germany
   Universal Furniture Industries (Scandinavia) AB              Sweden
   Universal Furniture Industries (Japan) Ltd.                   Japan
   Universal Furniture (Taiwan) Co. Ltd.                        Taiwan
   Universal Furniture (Thailand) Co. Ltd.                     Thailand
   Universal Woodfloor (Europe) AB                              Sweden
    Universal Woodfloor (Europe) AB GmbH                        Germany
   UFL Management Services Pte. Ltd.                           Singapore
   World Wide Furniture Sales, Inc.                     British Virgin Islands
   Xin Jia Po Huan Mei Furniture Ltd.                          Hong Kong
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Subsidiaries*                                               Jurisdiction of
                                                           Incorporation or
Name                                                         Organization
----

   Tianjin Xin Huan International Trading Co. Ltd.               China
   Universal Furniture (Tianjin) Co. Ltd.                        China
   Universal Furniture (Guangzhou) Co. Ltd.                      China
   Universal Furniture (Xian) Co. Ltd.                           China
   Universal Furniture (Fuzhou) Co. Ltd.                         China
   Universal Trading (Fuzhou) Co. Ltd.                           China
   Universal Trading (Guangzhou) Co. Ltd.                        China
 Young-Hinkle Corporation                                      Delaware

* Directly owned subsidiaries appear at the left hand margin. First tier and second tier subsidiaries are indicated by single and double indentation, respectively, and are listed under the names of their respective parent companies. All subsidiaries are wholly-owned. Certain of these companies may also use tradenames or other assumed names in the conduct of their businesses.